EXHIBIT 99.1
FOR IMMEDIATE RELEASE
ARLINGTON TANKERS ANNOUNCES UNAUDITED
FIRST QUARTER 2008 RESULTS
Company Declares Cash Dividend of $0.56 Per Share
HAMILTON, BERMUDA — April 22, 2008 — Arlington Tankers Ltd. (NYSE: ATB) today announced financial results for the first quarter ended March 31, 2008. For the quarter ended March 31, 2008, the Company’s total revenues were $17.5 million, consisting of $16.7 million in basic vessel charter hire and $800,000 in additional charter hire that the Company received under its profit sharing arrangements.
On the basis of the first quarter results, Arlington’s Board of Directors has declared a cash dividend of $0.56 per share. The dividend is payable on May 6, 2008 to shareholders of record at the close of business on May 2, 2008.
First Quarter Results
The additional charter hire earned during the first quarter of 2008 was derived from profit sharing arrangements under the time charters of the Company’s V-MAX, Panamax and Product vessels. Of the $800,000 in additional charter hire, $600,000 was attributed to profit sharing for the two V-MAX vessels. The remaining $200,000 was attributed to additional charter hire from the Company’s two Panamax tankers and the Company’s two Product tankers that are eligible to earn additional hire. For these four vessels, the average time charter equivalent rates under the Company’s profit sharing agreements over the preceding twelve months were in excess of contractual minimum levels.
The Company’s operating expenses during the first quarter of 2008, including depreciation costs of $3.8 million and administrative expenses of about $600,000, were $9.6 million. The Company’s interest expense, net of interest income for the first quarter of 2008, was $3.3 million. This expense represents interest under the Company’s $229.5 million, secured credit facility with The Royal Bank of Scotland plc.
The Company’s net income for the first quarter of 2008 was decreased by an unrealized loss of approximately $7.1 million, representing the change in the fair value of the Company’s interest rate swap arrangement related to its secured credit facility with The Royal Bank of Scotland plc. As a result, the Company’s net loss for the first quarter of 2008 was $2.5 million, or $0.16 per share. Excluding the effect of the unrealized loss on the interest rate swap, the Company’s net income for the first quarter of 2008 was $4.6 million, or $0.30 per share.
Business Update
All of Arlington’s eight vessels are currently trading on time charter contracts to subsidiaries of Stena AB and Concordia Maritime AB. The charters have fixed initial terms that expire at various dates, with two vessels expiring in 2008, four vessels expiring in 2009, and two vessels expiring in 2010. All of the charter contracts also include options to extend the terms of the charters.
Each charter contract provides for fixed-rate basic charter hire during the operating period. In addition to the fixed-rate basic charter hire, the Company’s two V-MAX vessels, two Panamax tankers and two of the Company’s four Product tankers have the possibility of receiving additional charter hire from the time charterers through profit sharing arrangements related to the performance of the tanker markets on specified geographic routes, or from actual time charter rates. Tanker freight rates are volatile and additional charter hire for the Panamax and Product tankers is not guaranteed. The Company’s two V-MAX vessels are receiving additional hire from the time charterers through profit sharing arrangements based on sub-charters with Sun International and Eiger Shipping, SA, an affiliate of the shipping branch of LukOil International Trading and Supply Company.
“We are very pleased with overall results for the first quarter of 2008. Arlington has consistently delivered on its dividend guidance and, despite softness in spot tanker rates for Panamax and Product tankers in the first quarter, our profit sharing arrangements generated positive cash flow for dividend distribution for the fourteenth consecutive quarter since we commenced operations in 2004,” said Edward Terino, Chief Executive Officer, President and Chief Financial Officer of Arlington.
Dividend Policy
Arlington has paid quarterly cash dividends in amounts substantially equal to the charter hire revenues received, less cash expenses and any cash reserves established by the Company’s Board of Directors.
The Company estimates the amount of cash available for dividends for fiscal 2008 to be approximately $2.21 per share. The 2008 full year guidance does not reflect any future additional hire revenues that the Company may receive from the profit sharing arrangements for its two Panamax and two eligible Product tankers in 2008. However, the estimate for 2008 does include all additional hire revenues earned in the first quarter of 2008, and additional hire expected to be earned during the remainder of 2008 from the sub-charters of the Company’s V-MAX vessels to Sun International and Eiger Shipping, SA. The estimate for 2008 assumes that the charterers will exercise their contractual options to extend the term of the charters for one year for the Stena Companion and the Stena Concord, which expire in November 2008.
The Company’s forward-looking guidance for its cash dividends is based on the basic charter hire for all of the vessels and estimated additional hire from profit sharing arrangements for the Company’s V-MAX vessels while they are sub-chartered to Sun International and Eiger Shipping, SA. Since additional hire revenues from profit sharing arrangements for the Company’s two Panamax tankers and the two Product tankers that are eligible for profit sharing are based on spot market rates which are volatile, the Company does not provide any forward-looking estimate of additional hire related to these vessels in its guidance.

The Company expects to announce its next dividend on July 22, 2008 and to pay that dividend on or about August 5, 2008.
Use of Non-GAAP Financial Measures
This press release includes a presentation of a non-GAAP financial measure of net income excluding the effect of an unrealized gain or loss representing the change in the fair value of the Company’s interest rate swap arrangement related to its secured credit facility with The Royal Bank of Scotland plc., which effectively fixes the interest rate of the Company’s debt. The Company’s management believes that this non-GAAP financial measure provides useful information to investors because it excludes the effects of unrealized gains and losses, which are non-cash items that may change from quarter to quarter. Management believes that the unrealized gains and losses in the fair value of the Company’s interest rate swap arrangement related to its secured credit facility with The Royal Bank of Scotland plc. are not necessarily representative of underlying trends in the Company’s performance and their exclusion provides individuals with additional information to compare the Company’s results over multiple periods. The Company uses this non-GAAP financial measure internally to focus management on period-to-period changes in the Company’s core business.
In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the table below presents the most directly comparable GAAP financial measure and reconciles the non-GAAP financial measure described above to GAAP net income.
Arlington Tankers Ltd.
(In thousands, except per share data)

	Three Months
	Ended March 31,
	2008	2007
Net (loss)/income (GAAP)	$(2,477)	$3,849

Unrealized (loss) on interest rate swap	(7,114)	(1,077)

Net income (non-GAAP)	$4,637	$4,926

Basic and diluted net (loss)/income per share:

GAAP	($0.16)	$0.25

Non-GAAP	$0.30	$0.32

Shares used in per share calculations:
Basic and diluted	15,500,000	15,500,000

About Arlington Tankers
Arlington Tankers Ltd. is an international seaborne transporter of crude oil and petroleum products. Arlington’s fleet consists exclusively of eight modern double-hulled vessels and is one of the youngest tanker fleets in the world, with an average vessel age of approximately 4.5 years. The fleet consists of two V-MAX tankers, which are specially designed very large crude carriers, two Panamax tankers and four Product tankers. All of the Company’s vessels are employed on long-term time charters. The Company was incorporated in Bermuda in September 2004. The Company completed its initial public offering on the New York Stock Exchange on November 10, 2004.
Safe Harbor Statement
This press release contains certain forward-looking statements and information relating to the Company that are based on beliefs of the Company’s management as well as assumptions made by the Company and information currently available to the Company, in particular the statements regarding the Company’s expectations as to the declaration, payment and estimated amount of future dividends, the market rates which pertain to the Company’s spot trading vessels, additional hire that may be earned in the future, and the exercise by the charterers of options to extend the terms of the charters of certain of the Company’s vessels. When used in this press release, words such as “believe,” “intend,” “anticipate,” “estimate,” “project,” “forecast,” “plan,” “potential,” “will,” “may,” “should,” and “expect” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. All statements in this document that are not statements of historical fact are forward-looking statements.
The forward-looking statements contained in this press release reflect the Company’s current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Many factors could cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others: the possibility that the Company may not pay dividends, the highly cyclical nature of the tanker industry, global demand for oil and oil products, the number of newbuilding deliveries and the scrapping rate of older vessels, terrorist attacks and international hostilities, and compliance costs with environmental laws and regulations. These and other risks are described in greater detail in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the United States Securities and Exchange Commission.
Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in the forward-looking statements included in this press release. The Company does not intend, and does not assume any obligation, to update these forward-looking statements.
Contact:
Arlington Tankers Ltd.
Edward Terino, President, Chief Executive Officer and Chief Financial Officer
203-221-2765

Arlington Tankers Ltd.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months	Three Months
	March 31, 2008	March 31, 2007
Revenue	$17,558	$17,343

Operating expenses:
Vessel operating expenses	5,251	4,951
Depreciation	3,763	3,777
Administrative expenses	623	528

Total operating expenses	9,637	9,256

Operating income	7,921	8,087

Other (expenses) income:
Interest income	131	216
Interest expense	(3,415)	(3,377)
Unrealized (loss) gain on interest rate swap	(7,114)	(1,077)

Other (expenses) income, net	(10,398)	(4,238)

Net income (loss)	$(2,477)	$3,849

Net income (loss) per share	$(0.16)	$0.25

Weighted average shares outstanding	15,500,000	15,500,000

Arlington Tankers Ltd.
Condensed Consolidated Balance Sheets
(In thousands)

	March 31, 2008	Dec. 31, 2007
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$15,872	$6,274
Short-term investments	—	12,500
Accounts receivable	847	304
Prepaid expenses and accrued income	200	184

Total current assets	16,919	19,262

Vessels, net	325,568	329,330
Deferred debt issuance costs	658	717

Total assets	$343,145	$349,309

Liabilities and Shareholders’ Equity
Current liabilities:
Accrued expenses	$728	$451
Unearned revenue	3,294	5,693

Total current liabilities	4,022	6,144

Interest rate swap agreement at fair value	14,568	7,453
Long term debt	229,500	229,500

Total liabilities	248,090	243,097

Shareholders’ equity	95,055	106,212

Total liabilities and shareholders’ equity	$343,145	$349,309